Exhibit 16.2

November 16, 2020

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by MultiPlan Corporation (formerly Churchill Capital Corp III) under the Change in Registrant’s Certifying Accountant of its Amendment No. 1 to Form S-1 (File No. 333-249779) dated November 16, 2020. We agree with the statements concerning our Firm in such Amendment No. 1 to Form S-1; we are not in a position to agree or disagree with other statements of MultiPlan Corporation contained therein.

Very truly yours,

/s/ Marcum llp

Marcum llp